Exhibit 99.1

Contact:  Nadine Padilla

VP, Corporate & Investor Relations

858-805-2820

npadilla@biosite.com

February 9, 2006

BIOSITE® INCORPORATED ANNOUNCES 2005

ANNUAL AND FOURTH QUARTER RESULTS

SAN DIEGO – Biosite® Incorporated (Nasdaq:BSTE) today reported that 2005 net income and diluted earnings per share grew 30 percent and 21 percent, respectively, compared with 2004.  Revenue growth during that same period was 17 percent.  The Company also reported results for the fourth quarter of 2005, updated its 2006 financial guidance and discussed expectations regarding research and development objectives aimed at expanding Biosite’s portfolio of innovative diagnostic products.  In addition, Biosite announced that it intends to repurchase up to $30 million of Biosite common stock.

“We are pleased with our results, particularly in the area of year-over-year gross margin and operating margin improvement,” said Kim Blickenstaff, Biosite chairman and chief executive officer.  “Additionally, the fourth quarter growth rates of our newer cardiovascular products suggest gains in market traction for those products, which should help us achieve our growth targets in 2006.”

Fourth Quarter 2005 Financial Summary

•                  Total revenues for the fourth quarter of 2005 were $72.4 million, a nine percent increase from $66.2 million in the comparable period of 2004.  Cumulatively, sales of Biosite’s Triage® Profiler products and Triage D-Dimer Test accounted for approximately 53 percent of the growth in product sales during the quarter, with sales of Triage BNP test products largely contributing the remainder.

•                  Biosite’s gross margin increased to 71 percent in the fourth quarter compared with 67 percent in the fourth quarter of 2004.  The rise resulted in part from operational improvements resulting in lower scrap and improved efficiencies.

•                  Operating income for the quarter totaled $20.3 million, a 23 percent increase over operating income of $16.6 million in the comparable period of 2004.  The operating margin for the fourth quarter was 28 percent, compared with 25 percent in the like quarter of 2004.

•                  Net income in the fourth quarter was $13.7 million, up 13 percent from $12.1 million in the fourth quarter of 2004.  Diluted earnings per share were $0.73, compared with $0.68 in the comparable period of 2004, a seven percent increase.   The Company noted that its fourth quarter earnings in both 2005 and 2004 were favorably affected by decreases in its effective income tax rate equivalent to $0.02 and $0.09 per diluted share in the fourth quarters of 2005 and 2004, respectively.

•                  Cash and marketable securities at December 31, 2005 increased 83 percent to $132.4 million from $72.4 million at the end of 2004.  During this period, Biosite invested an additional $33.4 million in construction of a new corporate complex.

Following are financial highlights for the quarter and year ended December 31, 2005:

($ in 000’s, except per share data and margins)

	Three months ended			Year ended
	12/31/05	12/31/04	Chg.	12/31/05	12/31/04	Chg.
Triage® BNP Test sales	$46,893	$43,494	8%	$189,614	$162,012	17%
Total product sales	71,490	64,756	10%	282,772	240,607	18%
Total revenues	72,421	66,220	9%	287,699	244,942	17%
Net income	13,696	12,146	13%	54,029	41,448	30%
Diluted earnings per share	$0.73	$0.68	7%	$2.92	$2.42	21%
Shares used in calculating diluted per share amounts	18,773	17,824	5%	18,505	17,097	8%

Gross margin on product sales	71%	67%		70%	67%
Operating margin	28%	25%		29%	26%
Cash flow from operations	$12,216	$229	NM	$91,543	$52,492	74%

	December 31, 2005	December 31, 2004	Chg.
Cash and marketable securities balance	$132,412	$72,410	83%

Financial Guidance Update

Commenting on expectations for 2006, Biosite management said that it expects 2006 revenues of approximately $318 million.  Non-GAAP diluted earnings per share is expected to be approximately $3.12, while GAAP diluted earnings per share is expected to be approximately $2.14.

Non-GAAP earnings per share expectations for 2006 exclude only the effects of FAS 123R, Share-Based Payment, which is related to expensing of share-based compensation, such as stock options.  The Company adopted FAS 123R as of January 1, 2006.  See the guidance table included at the end of this release for additional details regarding the Company’s financial guidance data, a reconciliation of non-GAAP financial guidance to GAAP financial guidance and a description of certain factors that could affect the Company’s actual financial results.  See also “About Non-GAAP Financial Measures” below.

“We expect continued gains in customer adoptions of our newer products to contribute to growth in 2006, along with both higher utilization of our BNP tests in hospitals and physician offices and expansion within international markets,” said Blickenstaff.  “We believe Biosite is uniquely positioned to build stockholder value through the creation of a balanced and diversified portfolio of market-leading products that improve diagnosis.  Therefore, we will also continue to invest in both product development programs and newly commercialized products to strengthen the infrastructure needed to achieve success.”

Other Developments

Biosite’s stock repurchase program is currently effective. The timing of repurchases and the exact number of shares of common stock to be purchased will depend upon prevailing market conditions and other factors.  Repurchases under this program will be made using the Company’s own cash resources and may be made in the open market, in privately negotiated transactions, or through the use of derivative securities and similar arrangements.

“In 2005, we generated $91.5 million in cash from operations,” said Blickenstaff.  “We believe the current market price of our stock combined with our strong cash position presents an opportunity to strengthen stockholder value through strategic repurchases of Biosite stock.”

Also in the fourth quarter, as previously announced, Biosite and Roche Diagnostics Corporation initiated discussions regarding a potential settlement of pending litigation between them. The United States District Courts in the Southern District of California and the Southern District of Indiana have each granted stays of the respective cases through April 2006 to provide the parties an opportunity to resolve the disputes.

Research and Development Update

As previously reported, in the fourth quarter of 2005 Biosite filed a 510(k) Premarket Notification with the U.S. Food and Drug Administration (FDA) seeking regulatory clearance for diagnostic tests for myeloperoxidase (MPO), a blood biomarker of vascular inflammation. MPO appears to be an indicator of unstable atherosclerotic plaque, and has been shown to elevate earlier than current markers of cell death. The Company licensed certain diagnostic rights to MPO in 2004 under an agreement with The Cleveland Clinic Foundation and Prognostix, Inc.  Biosite is targeting the first half of 2006 for launch of its MPO tests, subject to regulatory clearance.

The Company also noted that it continues development of its sepsis test and has largely completed sample collection from its retrospective clinical study.  The Company intends to file a Premarket Approval Application (PMA) with the FDA for the sepsis test in 2006.

In addition, Biosite reiterated that it is on track to submit additional clinical data pertaining to its Triage Stroke Panel within the 180 day extension granted by the FDA in October 2005.  The data are intended to broaden and further diversify the population analyzed in Biosite’s initial clinical study.  Biosite’s PMA application for the Triage Stroke Panel is currently on hold at the FDA.  The Triage Stroke Panel was launched in several European countries during the third quarter of 2005.

About Biosite Incorporated

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis.  The Company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions.  Biosite’s Triage® rapid diagnostics are used in approximately 50 percent of U.S. hospitals and in more than 50 international markets.  Information on Biosite can be found at www.biosite.com.

Investor Conference Call

Biosite will host an investor conference call to discuss financial results and research and development progress.  The call will take place today, February 9, 2006, at 1:30 p.m. PST.  A live webcast of the call can be accessed via the Internet at www.biosite.com.  The phone number for U.S. and international callers is (617) 614-4929 and the conference call code is 54201653.  The call will be archived on the Biosite website for at least 21 days.  The phone replay number is (888) 286-8010.  International callers, please dial (617) 801-6888.  Please reference the conference call code 13230156.

About Non-GAAP Financial Measures

This press release contains financial guidance that excludes the expected effect of share-based compensation expense and is not in accordance with U.S. generally accepted accounting principles (GAAP).  The Company believes that this non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods.  The Company uses this non-GAAP measure when evaluating its financial results as well as for internal resource management, planning and forecasting purposes.  This non-GAAP measure should not be viewed in isolation to or as a substitute for the Company’s financial guidance in accordance with GAAP.  Assumptions regarding the valuation of stock-based compensation and the timing of events, such as the issuance of new stock-based compensation awards and the realization of tax benefits, may differ from actual results.  For more information, please see the guidance table included at the end of this release.

Forward-looking Statements

Except for the historical information presented herein, matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Examples of forward-looking statements are financial targets and growth objectives and also include but are not limited to statements that are preceded by, followed by, or that include the words “will”; “believes”; “should”; “intend”; “anticipates”; “plans”; “expects”; “estimates”; or similar statements. Forward-looking statements in this press release include statements regarding the Company’s expected financial performance for 2006, such as anticipated growth in revenues and earnings per share, and the Company’s ability to meet other growth targets; expected continued gains in customer adoptions of newer products and higher utilization of the BNP tests; the Company’s plans to launch new products,  such as MPO tests and panels;  the Company’s ability to file a PMA for a sepsis panel in 2006; the Company’s plans to submit additional data for the Triage Stroke Panel; the Company’s plans to repurchase up to $30 million of its common stock; and the Company’s ability to access potential markers of disease, identify proteins with high diagnostic utility, and develop and commercialize products and educate the medical community on new diagnostic approaches. Risks and uncertainties include risks associated with Biosite’s ability to obtain regulatory approvals and complete other clinical and pre-market activities needed to launch new products as currently planned, including the Triage Stroke Panel and its potential MPO tests; Biosite’s ability to effectively promote and market acceptance of the Triage Stroke Panel and its potential MPO tests; Biosite’s ability to commence and complete clinical trials as currently planned for a sepsis panel; the implementation of automated and semi-automated manufacturing methods that maintain or improve product quality and manufacturing efficiency; costs and expenses that the Company may incur in transitioning from a distributor sales model to a direct sales model in selected international markets; Biosite’s ability to effectively promote the Triage BNP Tests, either directly or through distributors, and acceptance of the Triage BNP Test in the physician office market; the continued growth of the BNP market; and costs and expenses that the Company may incur from moving its existing manufacturing operations into its new corporate complex or as a result of any delays in the planned move. Biosite also faces risks associated with pending litigation between the company and Roche Diagnostics Corporation and certain of its affiliates (collectively “Roche”), including whether discussions between Biosite and Roche will lead to a settlement of the litigation or that any settlement, if reached, will be on terms favorable to Biosite. Other risks that should be considered include risks associated with changing market conditions, the extent to which products under development are successfully developed and gain market acceptance, risks associated with the introduction of competitive products from companies with greater capital and resources, and risks and expenses associated with litigation, contract disputes, patent conflicts, product recalls, manufacturing constraints, backlog, delays or inefficiencies, shipment problems, seasonal customer demand, the timing of significant orders, changes in reimbursement policies, regulatory changes, competitive pressures on average selling prices, changes in the mix of products sold, and the other risks detailed in the Company’s most recent Annual Report on Form 10-Q, and other SEC filings. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Copies of the Company’s SEC filings are available from the Investor Relations department.

Biosite®, Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated. MultiMarker Index™ is a trademark of Biosite Incorporated.

Biosite Incorporated

Unaudited Statements of Income Data

(in thousands, except per share data, margins and %’s)

	Three months ended December 31,			Year ended December 31,
	2005	2004	%Change	2005	2004	%Change

Total revenues:
Product sales	$71,490	$64,756	10%	$282,772	$240,607	18%
Contract revenue	931	1,464	(36)%	4,927	4,335	14%
Total revenues	72,421	66,220	9%	287,699	244,942	17%

Gross margin on product sales	71%	67%		70%	67%

Operating expenses:
Cost of product sales	20,953	21,468	(2)%	85,108	79,388	7%
Selling, general and administrative	19,828	17,730	12%	74,758	65,394	14%
Research and development	10,706	10,282	4%	42,215	35,694	18%
License and patent disputes	637	178	258%	1,977	178	1011%
Total operating expenses	52,124	49,658	5%	204,058	180,654	13%

Operating income	20,297	16,562	23%	83,641	64,288	30%

Operating income as% of total revenue	28%	25%		29%	26%

Interest and other income, net	1,053	814	29%	2,722	1,313	107%

Income before provision for income taxes	21,350	17,376	23%	86,363	65,601	32%

Provision for income taxes	(7,654)	(5,230)	46%	(32,334)	(24,153)	34%

Net income	$13,696	$12,146	13%	$54,029	$41,448	30%

Diluted net income per share	$0.73	$0.68	7%	$2.92	$2.42	21%

Diluted shares used in calculating per share amounts	18,773	17,824		18,505	17,097

Biosite Incorporated

Unaudited Balance Sheet Data

(in thousands)

	December 31, 2005	December 31, 2004
	Unaudited
Assets
Cash, cash equivalents & marketable securities	$132,412	$72,410
Accounts receivable	30,303	36,867
Inventories	32,627	37,077
Other current assets	9,422	14,513
Total current assets	204,764	160,867

Property, equipment and leasehold improvements, net	151,018	111,135
Patents and license rights, net	4,764	5,484
Other assets	7,380	6,029
Total assets	$367,926	$283,515

Liabilities and Stockholders’ Equity
Current liabilities	$39,104	$46,073
Long-term liabilities	13,457	17,105
Stockholders’ equity	315,365	220,337
Total liabilities and stockholders’ equity	$367,926	$283,515

Biosite Incorporated

Guidance Data

(in thousands, except per share data, margins and %’s)

The financial guidance provided below is an estimate based on information available as of February 9, 2006. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below.  Some of the factors that could affect the Company’s actual financial results are stated above in the section entitled “Forward-looking Statements” and in the Company’s filings with the SEC.  The Company assumes no obligation to update the guidance set forth below.

Three months ended March 31, 2006
Non-GAAP Estimate	Adjustments (a)	GAAP Estimate

Triage® BNP product sales	$52,000	—	$52,000
Total product sales	$77,000	—	$77,000

Total revenues	$78,000	—	$78,000

International revenue as % of total revenues	14.0%	—	14.0%

Gross margin on product sales	69.0%	(1.0	)%(b)	68.0%

Operating expenses (excl. cost of sales) as % of revenue	40.5%	6.5	%(b)	47.0%

Operating income as % of total revenues	29.0%	(7.5	)%(b)	21.5%

Diluted net income per share	$0.78	$(0.23	)(b)	$0.55

Income tax rate	37.5%	4.0	%(b)	41.5%

Cash flow from operations	$20,000	—	$20,000

	Year ended December 31, 2006
	Non-GAAP Estimate	Adjustments (a)		GAAP Estimate

Triage BNP product sales	$201,000	—		$201,000
Total product sales	$314,000	—		$314,000

Total revenues	$318,000	—		$318,000

International revenue as % of total revenues	14.5%	—		14.5%

Gross margin on product sales	68.5%	(1.0	)%(b)	67.5%

Operating expenses (excl. cost of sales) as % of revenue	41.0%	7.0	%(b)	48.0%

Operating income as % of total revenues	28.5%	(8.0	)%(b)	20.5%

Diluted net income per share	$3.12	$(0.98	)(b)	$2.14

Income tax rate	37.5%	4.0	%(b)	41.5%

Cash flow from operations	$80,000	—		$80,000

(a) These adjustments reconcile the Company’s non-GAAP financial guidance to its GAAP financial guidance for the first quarter and full year 2006. See the section entitled “About Non-GAAP Financial Measures” above.

(b) Reflects the estimated non-cash compensation expense attributable to stock-based compensation awards including stock options and employee stock purchase plan shares. This amount reflects the total estimated expense from the application of SFAS No. 123R, which the Company adopted as of January 1, 2006.

Biosite Incorporated

Selected Product Data

(in thousands, except margins and %’s)

Sales by Product:

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	FY 2005
Triage® Drugs of Abuse Products	$10,283	$11,341	$12,408	$11,018	$45,050
Triage Cardiac Panel	5,985	6,439	7,142	6,629	26,195
Triage BNP Tests	49,771	49,058	43,892	46,893	189,614
Triage Profiler Products	1,946	2,226	2,852	3,465	10,489
Triage D-Dimer Test	131	481	757	1,489	2,858
Triage Parasite Panel	255	283	355	269	1,162
Triage C. difficile Panel	1,349	1,377	942	988	4,656
Triage Meter	776	693	538	724	2,731
Triage Stroke Panel (EU)	—	—	2	15	17
Total Product Sales	$70,496	$71,898	$68,888	$71,490	$282,772

International Sales:

	Q1 2005	Q2 2005	Q3 2005	Q4 2005
International Sales as % of Total Sales	13%	12%	12%	13%
BNP International Sales as % of BNP Total Sales	10%	9%	9%	10%

Margin by Product Type (a):

	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Triage Drugs of Abuse Product Line	82%	78%	82%	81%
Triage Cardiovascular Product Line (incl. BNP)	72%	69%	69%	70%

(a) These margins do not include all products.  The Triage Meter, Triage Micro Product Line and Triage Stroke Panel are not included.